Filed pursuant to 424(b)(3)
Registration No. 333-122743

SUPPLEMENT NO. 1
DATED OCTOBER 14, 2005
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

We are providing this Supplement No. 1 to you to supplement certain information contained in the prospectus, including information in the sections entitled “Business and Policies - Joint Ventures and Other Co-Ownership Arrangements,” "Management," “Plan of Distribution," and "Relationships and Related Transactions," and must be read in conjunction with the prospectus, including the section headed "Risk Factors."

Business and Policies & Estimated Use of Proceeds

This section supplements the discussion continued in our prospectus under the heading "Business and Policies - Joint Ventures and Other Co-Ownership Arrangements" which begins on page 109 and the discussion on Estimated Use of Proceeds which begins on page 51.

Joint Ventures and Other Co-Ownership Arrangements

On October 11, 2005, we entered into a joint venture with Minto Delaware, Inc. referred to herein as MD, which owns all of the outstanding equity of Minto Builders (Florida), Inc. referred to herein as MB REIT.  Pursuant to the terms of a purchase agreement, we have agreed to purchase up to 920,000 shares of common stock at a price of $1,276 per share for a total investment of approximately $1.172 billion in MB REIT.  MD presently has $293 million of equity in MB REIT.  A total of $263 million of this equity is held in the form of MB REIT series A preferred stock.  MD owns approximately 23,000 shares of common stock which are valued at approximately $30 million.  We are required to purchase $150 million of common stock of MB REIT by December 31, 2005.  A second purchase of $150 million of common stock is due by March 31, 2006. We are required to purchase the remaining shares worth approximately $875 million by December 31, 2006. Once we have purchased all 920,000 shares of common stock, we will own equity worth approximately 80% of MB REIT's total equity, based on a value of $1,276 per share of common stock and assuming the series A preferred stock and series B preferred stock described below are equal to the par or face value of each series of preferred. Further, we will own approximately 97.5% of the total outstanding common stock. MB REIT anticipates electing to be taxed as a real estate investment trust or "REIT" for the year ending December 31, 2005.

MB REIT anticipates acquiring up to $2.7 billion in real estate assets, assuming we fully fund our purchase requirements and MB REIT borrows up to 55.0% of the total investment in the assets.  The board of directors of MB REIT is comprised of five individuals:  three appointed by us and two appointed by MD.  Our board has appointed Ms. Gujral and Messrs. Parks and Lazarus to serve on the board of MB REIT.  In addition, our Business Manager and Property Managers have entered into agreements to perform services for MB REIT on terms and conditions substantially similar to the agreements that we have with these entities.  Our independent directors retain the same rights of approval and termination under these agreements on behalf of MB REIT as they have under the agreements that we have with our Business Manager and Property Managers.  Similarly, MB REIT is obligated to pay fees under its agreements with the Business Manager and Property Managers in amounts no greater than we would pay for the same services.

Pursuant to the purchase agreement with MD, we are required to redeem or purchase MD’s investment in MB REIT at MD’s request, which can be made no earlier than October 11, 2011.  Specifically, on the sixth anniversary of completing the joint venture and subject to complying with notice requirements, MD can require us to purchase its series A preferred stock for an amount equal to $263 million plus accrued and unpaid dividends and its common stock as follows: (1) if our common stock is listed on a national securities exchange or included for quotation on The Nasdaq Stock Market, MD must exchange its common stock in MB REIT for approximately 3.0 million shares of our common stock; or (2) if our stock is not so listed or included for quotation, approximately $30.0 million in cash.  If MD chooses to wait until the seventh anniversary of completing the joint venture  to exercise its redemption right, and subject to complying with notice requirements, MD can require us to purchase its series A preferred stock for an amount equal to $263 million plus accrued and unpaid dividends and its common stock as follows: (x) if our common stock is listed on a national securities exchange or included for quotation on The Nasdaq Stock Market, MD must exchange its common stock in MB REIT for approximately 3.0 million shares of our common stock; or (y) if our common stock is not so listed or included for quotation, then we will be required to purchase or redeem the common stock for cash at a value determined by a formula contained in the purchase agreement with MD.

MB REIT also has entered into a subscription agreement with Inland Western Retail Real Estate Trust, Inc. referred to as Inland Western.  Under this agreement, if we do not purchase the MB REIT common stock by the required dates, MB REIT can require Inland Western to purchase MB REIT series C preferred stock in an amount equal to up to approximately $300.0 million. Inland Western has a future right to invest up to approximately $1.172 billion in series C preferred stock. MB REIT has the right to redeem any series C stock it issues to Inland Western with the proceeds of any subsequent capital contributed by us provided that MB REIT is required to redeem any outstanding series C preferred stock by December 31, 2006.  The series C preferred stock will entitle the holder to an annual dividend equal to 7.0% on the face amount of the series C stock payable monthly. To ensure that MB REIT complies with the ownership requirements imposed by the Internal Revenue Code of 1986, as amended on entities desiring to be taxed as REITs, MB REIT also may issue up to $125,000 of series B preferred stock in a private placement to approximately 126 accredited investors.  The series B preferred stock entitles the holder to an annual dividend equal to 12.5% on the face amount of the series B stock payable quarterly.

As a holder of common stock, we will be entitled to receive distributions, paid on a monthly basis from available cash, after dividends have been paid on the series A, B, and C preferred stock including any accrued and unpaid dividends.The series A preferred stock entitles the holder to receive dividends, payable on a quarterly basis, equal to 3.5% of the face amount of the series A stock. Further, MB REIT will not be permitted to pay any distributions to the holders of common stock in excess of its funds from operations or "FFO" which will be defined in the same fashion that we define FFO.

For financial statement reporting purposes, until we can consolidate our investment in MB REIT in accordance with generally accepted accounting principles or "GAAP," we will reflect the investment in MB REIT on our balance sheet as an investment in a joint venture.  Once we can consolidate MB REIT in accordance with GAAP, the assets, liabilities, equity and results of operations of MB REIT will be consolidated in our financial statements with adjustment for the interest of minority holders in MB REIT.

Management

This section supplements the discussion contained in our prospectus under the heading "Management -Our Directors and Executive Officers" which begins on page 82 and “Our Business Manager” which begins on page 88, respectively.

Our Directors and Executive Officers

Lori J. Foust (age 41) became our treasurer and principal accounting officer of our Company and the chief financial officer of our business manager effective October 12, 2005. She joined the Inland organization as Vice President of Inland Western Retail Real Estate Advisory Services, Inc., in 2003 and became the principal accounting officer for Inland Western Retail Real Estate Trust, Inc., in 2004.  She is responsible for our overall financial management and reporting. She has an extensive background in real estate, encompassing significant real estate transactions including acquisitions, dispositions, financings, and joint ventures. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the AICPA.

Our existing treasurer, Ms. Kelly E. Tucek, resigned on October 12, 2005 to pursue other opportunities within the Inland organization.

Business and Policies

This section supplements the discussion contained in our prospectus under the heading "Business and Policies" under a new subheading titled "Description of Real Estate Assets" The Business and Policies section begins on page 107. This new subsection will be inserted after the discussion of "Other Policies" which begins on page 113.

Description of Real Estate Assets

Concurrent with signing the purchase agreement with MD, Inland Real Estate Acquisitions, Inc. assigned to MB REIT the right to acquire a total of thirty-six properties commonly referred to as the “Initial Portfolio.”  The aggregate purchase price for these properties is approximately $442 million.  MB REIT acquired four of the Initial Portfolio properties on October 13, and 14, 2005 for approximately $31 million.  The acquisition of each property in the Initial Portfolio was approved by our board of directors, including a majority of our independent directors.  MB REIT funded the purchase of these four Initial Portfolio properties from its equity capital.  MB REIT may later borrow monies using any of the four properties or any other Initial Portfolio properties as collateral.

The thirty-six properties comprising the Initial Portfolio are described below.  These properties are located throughout Texas, with the exception of one property located in Missouri, including 32 properties located in the Houston metropolitan area.  MB REIT does not expect to make significant repairs or improvements to the properties in the Initial Portfolio over the next few years.  However, if any repairs or improvements are required, tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, 24 Hour Fitness, leases more than 10% of the total gross leasable area of the properties in the Initial Portfolio, collectively.  However, the following tenants lease more than 10% of the total gross leasable area of the respective properties included in this portfolio:  6447 Corporation; Bank of America; Bella Nail; Belk; Better Imagine Photography; Cato Corporation; Chili’s; Christine’s Salon; CiCi’s Pizza; Cinemark Theater; Dallas City Local Workforce Development Board; Dollar Hut; Gary Greene Realtors; Gayle J. Fletcher, DDS, PA.; Greg Majors Auctions; HCA Hospital; Henderson’s ATA Black Belt Academy; Hobby Lobby; Hollywood Video; Houston UMA Taekwondo; Joe’s Crab Shack; Little Angels Day Care; Magnum Staffing; M.G.A. Inc.; Mr. Gatti’s Pizza; MTI College of Business; Nothing Over $1 Store; NTB Store; Petco; Phoenix Outstanding Services; Pizza Factory; Progressive Child Development; State of Texas; T.C. Clean Scene; Texas Hair Express; Time Cleaners; University of Texas Medical Branch; Utopia World Cuisine; Walgreen’s; Washington Mutual Bank; Weddings by Debbie; and Wild West Club.

The properties in the Initial Portfolio were constructed during different years from 1980 through 2005.  As of October 1, 2005, the properties’ occupancy percentages ranged from 56% to 100%.  Certain information about the properties in the Initial Portfolio, and their respective leases is set forth below:

24 Hour Fitness Center - 249 & Jones, Houston, Texas

MB REIT purchased an existing retail center known as 24 Hour Fitness - 249 & Jones, containing 85,000 of gross leasable square feet.  The center is located at 21602 Tomball Parkway in Houston, Texas.

Four tenants, 24-Hour Fitness, Houston UMA Taekwondo, Greg Majors Auctions and Phoenix Outstanding Services, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
24-Hour Fitness	34,950	41	16.58	01/01	12/15

Houston UMA Taekwondo	10,050	12	4.54	06/03	05/13

Greg Majors Auctions	9,000	11	4.87	01/04	03/09

Phoenix Outstanding Services	24,000	28	3.13	04/05	04/10

24 Hour Fitness Center - 249 & Jones was built in 2000.  As of October 1, 2005, this property was 100% occupied, with a total of 85,000 square feet leased to five tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Gulf Coast Countertops	7,000	02/06	35,652	5.09
Greg Majors Auctions	9,000	03/09	43,800	4.87
Phoenix Outstanding Services	24,000	04/10	75,000	3.13
Houston UMA Taekwondo	10,050	05/13	45,644	4.54
24-Hour Fitness	34,950	12/15	579,600	16.58

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

24 Hour Fitness Center, The Woodlands, Texas

MB REIT purchased an existing single-user building known as 24-Hour Fitness - Woodlands, containing 45,906 of gross leasable square feet.  The building is located at 1800 Lake Woodland Drive in The Woodlands, Texas.

The building was built in 2002.  One tenant, 24-Hour Fitness, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To
24-Hour Fitness	45,906	100	910,775	06/02	06/17

6101 Richmond Building, Houston, Texas

MB REIT purchased an existing single-user building known as 6101 Richmond Building, containing 19,230 of gross leasable square feet.  The office building is located at 6101 Richmond Avenue in Houston, Texas.

One tenant, Wild West Club, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Wild West Club	19,230	100	248,400	02/98	02/08

Pinehurst Shopping Center, Humble, Texas

MB REIT purchased an existing retail center known as Pinehurst Shopping Center, containing 39,934 of gross leasable square feet.  The center is located at 8005 FM 1960 East in Humble, Texas.

One tenant, Henderson’s ATA Black Belt Academy, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Henderson’s ATA Black Belt Academy	4,150	10	9.00	06/99	Month-to-Month

Pinehurst Shopping Center was built in 1980.  As of October 1, 2005, this property was 80% occupied, with a total of 31,972 square feet leased to 19 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Austen’s Bistro	2,436	05/07	23,386	9.60
Stephen G. Eichelsdorfer	806	09/09	8,705	10.80
State Farm Insurance	2,100	04/07	20,318	9.60
Travis Barber Shop	1,000	12/10	9,600	9.60
Henderson’s ATA Black Belt Academy	4,150	Month-to Month	37,350	9.00
Computer Avenue	1,000	10/08	10,200	10.20
Fantastic Cuts	1,000	02/08	10,200	10.20
Tim Bates	1,000	01/05	9,200	9.00
Lake Houston Mortgage	1,000	04/10	9,000	6.60
Veron Cajun Meat Market	2,160	01/08	19,440	9.00
Baytown Seafood Restaurant	3,550	09/06	31,950	9.00
Nikola Gajic, M.D.	1,800	08/10	16,200	9.00
Mojito's Café	1,410	08/10	21,150	15.00
Bicycles, Etc.	808	12/10	7,757	7.80
Bicycles, Etc.	1,236	12/10	9,641	7.80
A+ Food Market	1,530	05/08	14,688	9.60
Liem Dac To	1,460	02/07	14,016	9.60
Lily’s Nail Salon	600	04/08	5,460	9.00
Best Donuts	1,426	03/07	14,545	10.20

James Rone	1,500	04/06	13,500	9.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

6234 Richmond Avenue, Houston, Texas

MB REIT anticipates purchasing an existing office building known as 6234 Richmond Avenue, containing 25,601 of gross leasable square feet.  The office building is located at 6234 Richmond Avenue in Houston, Texas.

Two tenants, 24-Hour Fitness and 6447 Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24-Hour Fitness	6,000	23	11.67	06/01	05/06

6447 Corporation	8,781	34	16.13	02/99	01/09

6234 Richmond Avenue was built around 1980.  As of October 1, 2005, this property was 63% occupied, with a total of 16,252 square feet leased to three tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Boxer Property Management	1,471	Month-to-Month	12,000	8.16
6447 Corporation	8,781	01/09	141,600	16.13
24-Hour Fitness	6,000	05/06	69,996	11.67

11500 Market Street Building, Jacinto City, Texas

MB REIT anticipates purchasing an existing single-user building known as 11500 Market Street Building, containing 2,719 of gross leasable square feet.  The office building is located at 11500 Market Street in Jacinto City, Texas.

The building was built in 2000.  One tenant, Magnum Staffing, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Magnum Staffing	2,719	100	32,628	10/00	10/05

Antoine Town Center, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Antoine Town Center, containing 36,007 of gross leasable square feet (which excludes ground lease space).  The center is located at Highway 249 and Antoine Drive in Houston, Texas.

Three tenants, Nothing Over $1.00 Store, CiCi’s Pizza and Cato Corporation, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Nothing Over $1.00 Store	6,000	17	13.50	03/03	03/08

CICI’s Pizza	4,500	12	15.00	03/03	03/13

Cato Corporation	4,000	11	12.00	11/04	01/10

Antoine Town Center was built in 2003.  As of October 1, 2005, this property was 91% occupied, with a total of 32,730 square feet (which excludes ground lease space) leased to 16 tenants (which includes three ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Advance America	1,500	04/08	28,125	18.75
Nothing Over $1.00 Store	6,000	03/08	81,000	13.50
Subway Real Estate Corporation	1,500	04/08	27,900	18.60
TGF Haircutters	1,500	04/08	27,750	18.50
RadioShack	2,400	05/08	42,000	17.50
Sally’s Beauty Supply	1,500	05/08	27,750	18.50
Linh Nguyen Nails	1,500	11/08	26,400	17.60
Wingstop	1,500	03/09	25,488	16.99
Barbara Higgins, O.D.	2,080	05/09	33,280	16.00
Cato Corporation	4,000	01/10	48,000	12.00
CICI’s Pizza	4,500	03/13	67,500	15.00
Smile Image	1,750	03/13	29,750	17.00
Dollar Dry Clean	3,000	05/13	54,000	18.00
Whataburger (Ground Lease)	N/A	12/17	42,000	N/A
Compass Bank (Ground Lease)	N/A	06/23	65,000	N/A
Texas Taco Cabana (Ground Lease)	N/A	07/23	45,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Ashford Plaza, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Ashford Plaza, containing 33,094 of gross leasable square feet (which excludes ground lease space).  The center is located at 12731-A Bissonnet in Houston, Texas.

Two tenants, Christine’s Salon and Better Image Photography, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Christine’s Salon	3,833	12	10.20	07/04	05/06

Better Image Photography	5,850	18	10.20	[TBA]	[TBA]

Ashford Plaza was built around 1980.  As of October 1, 2005, this property was 93% occupied, with a total of 30,822 square feet (which excludes ground lease space) leased to 16 tenants (which includes two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Christine’s Salon	3,833	05/06	39,097	10.20
Link Temporaries, S.W.	2,145	03/06	19,305	9.00
Stumpy’s	1,800	12/06	17,280	9.60
Murtaza Amjii	975	05/07	8,775	9.00
Glory of God African Market	1,175	11/06	11,633	9.90
Liz Cleaners	1,000	11/09	9,600	9.60
Kingdom Inn Missionary Baptist	1,000	08/06	9,000	9.00
Kingdom Inn Missionary Baptist	1,560	08/06	14,040	9.00
Alief Barber Shop	1,040	04/06	9,984	9.60
Alief Barber Shop	1,040	04/06	9,984	9.60
Delu Tadi	1,235	06/06	11,115	9.00
ABL Pagers	975	11/06	9,360	9.60
Country Bonding	975	09/07	8,775	9.00
Little Angels Day Care	3,289	06/10	23,681	7.20
Little Angels Day Care	2,150	06/10	18,060	8.40
Hairs To U	780	11/08	7,488	9.60
Better Image Photography	5,850	10/12	59,670	10.20
Cap-Mor #1 (Ground Lease)	N/A	04/06	7,200	N/A
Faster Fuel (Ground Lease)	N/A	09/12	36,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Atascocita Shopping Center, Humble, Texas

MB REIT anticipates purchasing an existing retail center known as Atascocita Shopping Center, containing 47,326 of gross leasable square feet.  The center is located at 7072 FM 1960 East in Humble, Texas.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24-Hour Fitness	37,264	79	14.50	07/00	07/15

Atascocita Shopping Center was built in 2000.  As of October 1, 2005, this property was 100% occupied, with a total of 47,326 square feet leased to eight tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
24-Hour Fitness	37,264	07/15	540,328	14.50
Quizno’s Classic Subs	1,500	09/10	25,998	16.00
Spring Tide Ltd.	1,200	07/10	21,600	18.00
Dreyer’s Ice Cream Shop	1,180	06/08	17,700	15.00
Wireless Attractions	1,200	07/06	18,000	15.00
Bolli Bros. Pizza	1,100	12/06	16,500	15.00
Bella Nail Salon	900	11/10	14.283	15.87
Dry Clean Planet	2,982	01/11	47,832	16.04

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Bay Colony Town Center, League City, Texas

MB REIT anticipates purchasing an existing retail center known as Bay Colony Town Center, containing 77,341 of gross leasable square feet (which excludes ground lease space).  The center is located at 1807 FM 646 in League City, Texas.

Two tenants, HCA Hospital and University of Texas Medical Branch, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Mainland Medical Center	10,000	11	18.00	02/05	02/10

The University of Texas Medical Branch	9,920	11	22.00	03/05	03/15

Bay Colony Town Center was built in 2004.  As of October 1, 2005, this property was 73% occupied, with a total of 56,623 square feet (which excludes ground lease space) leased to 22 tenants (which includes three ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Bank of America	4,500	12/24	230,000	51.11
Manchester Dry Cleaners	3,000	06/15	51,000	17.00
Planet Beach of League City	1,504	01/10	30,080	20.00
Karen Coady Agency	1,400	05/10	30,800	22.00
Nails II	2,148	01/15	47,256	22.00
Mainland Medical Center	10,000	02/10	180,000	18.00
The University of Texas Medical Branch	9,920	03/15	218,480	22.02
TGF Haircutters	1,400	01/10	33,600	24.00
Subway	1,495	01/10	35,880	24.00
888 Chinese Restaurant	3,000	05/15	66,000	22.00
The Great Frame Up	1,995	12/09	43,890	22.00
Cingular Wireless	1,131	12/09	27,384	24.21
Serita M. Gardner, OD	2,051	05/15	36,918	18.00
Dental, Etc.	1,853	05/15	36,280	19.58
Gateway Chiropractic	2,966	08/10	68,218	23.00
Cold Stone Creamery	1,500	01/10	36,000	24.00
The UPS Store	1,460	02/10	36,500	25.00
Jammin’ Inc.	2,787	04/12	55,740	20.00
Sprint PCS	2,513	12/09	65,338	26.00
HEB (Ground Lease)	N/A	08/24	530,000	N/A
Wells Fargo Bank (Ground Lease)	N/A	08/24	120,000	N/A
Walgreen's (Ground Lease)	N/A	09/80	310,236	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Blackhawk Town Center, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Blackhawk Town Center, containing 34,228 of gross leasable square feet (which excludes ground lease space).  The center is located at 9855-9865 Blackhawk Boulevard in Houston, Texas.

Two tenants, Walgreen’s and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreen’s	14,820	43	24.97	04/05	04/80

Bank of America	4,400	13	24.72	04/05	03/25

Blackhawk Town Center was built between 2004 and 2005.  As of October 1, 2005, this property was 95% occupied, with a total of 32,608 square feet (which excludes ground lease space) leased to 11 tenants (including one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
De Top Nails	1,520	05/10	36,480	24.00
Karen Coady Agency	1,140	05/10	27,360	24.00
Subway Real Estate Corporation	1,520	05/10	34,960	23.00
Cuong Nguyen, DDS	1,520	05/15	33,440	22.00
Bank of America	4,400	03/25	108,750	24.72
Walgreen’s	14,820	04/80	370,000	24.97
9er’s Grill	2,653	08/10	51,973	19.59
HEB (Ground Lease)	N/A	03/25	600,000	N/A
Ace Cash Express	1,520	[TBA]	33,440	22.00
Sam Lam, O.D.	1,520	09/10	28,880	19.00
Henry Wong Chinese Restaurant	1,995	09/10	47,880	24.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Carver Creek Shopping Center, Dallas, Texas

MB REIT anticipates purchasing an existing retail center known as Carver Creek Shopping Center, containing 33,321 of gross leasable square feet.  The center is located at 2020 Masters in Dallas, Texas.

Three tenants, Progressive Child Development, Dallas City Local Workforce Development Board and the State of Texas, each lease more than 10% of the total gross leasable area of the property.

Carver Creek Shopping Center was built around 1980.  As of October 1, 2005, this property was 100% occupied, with a total of 33,321 square feet leased to the three tenants listed.  The following table sets forth certain information with respect to those leases:

				Base Rent
	Approximate	% of	Current	Per Square
	GLA Leased	Total	Annual	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Annum ($)	Beginning	To

Progressive Child Development	5,330	16	33,899	6.36	10/98	09/06

Dallas City Local Workforce Development Board	9,589	29	88,698	9.25	02/99	Month-to-Month

State of Texas Department of Human Services	18,402	55	172,217	9.36	09/90	08/06

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Chili’s, Jacinto City, Texas

MB REIT anticipates purchasing an existing ground lease property with a single-user building on it known as Chili’s.  The ground lease is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Jacinto City, Texas.

The building was built in 2000.  One tenant, Chili’s, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To
Chili’s (Ground Lease)	N/A	100	63,500	09/98	09/08

Cinemark 12, Pearland, Texas

MB REIT anticipates purchasing an existing single-user building known as Cinemark 12, containing 39,081 of gross leasable square feet.  The building is located at Silverlake Village in Pearland, Texas.

The building was built in 2000.  One tenant, Cinemark 12, will lease 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To
Cinemark 12	38,910	100	622,560	06/05	06/25

Cinemark-Jacinto City, Houston, Texas

MB REIT anticipates purchasing an existing single-user building known as Cinemark - Jacinto City, containing 68,000 of gross leasable square feet.  The building is located in the Hunting Bayou Shopping Center at 11450 I-10 East in Houston, Texas.

The building was built in 2003.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Cinemark	68,000	100	686,000	05/98	05/18

Cinemark-Webster, Webster, Texas

MB REIT anticipates purchasing an existing single-user building known as Cinemark-Webster, containing 39,081 of gross leasable square feet.  The building is located at 20915 Gulf Freeway in Webster, Texas.

The building was built in 2000.  One tenant, Cinemark, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Cinemark	39,081	100	1,035,000	08/00	02/21

CyFair Town Center, Cypress, Texas

MB REIT anticipates purchasing an existing retail center known as CyFair Town Center, containing 51,592 of gross leasable square feet.  The center is located at 17445 Spring Cypress in Cypress, Texas.

None of the tenants lease more than 10% of the total gross leasable area of the property.

CyFair Town Center was built in 2003.  As of October 1, 2005, this property was 100% occupied, with a total of 51,592 square feet leased to 26 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Galaxy Health Care	3,150	02/09	63,000	20.00
Under the Sun	1,750	01/09	35,000	20.00
Cypress Rosehill Medical Clinic	2,100	03/09	42,000	20.00
Hintze Dance Center	2,810	07/09	53,390	19.00
Green Garden Chinese Restaurant	3,477	07/14	59,109	17.00
Cold Stone Creamery	1,400	11/09	33,600	24.00
Classic Hair	1,750	11/09	35,000	20.00
Wireless Choice	983	02/10	23,592	24.00
ShoeStrings Children’s Boutique	1,400	10/09	28,000	20.00
Texas One Community Credit Union	1,400	10/09	33,600	24.00
La Maria Mexican Restaurant	4,200	11/10	75,600	18.00
Subway Real Estate Corporation	1,540	10/08	30,800	20.00
Pizza Hut	1,610	09/08	30,590	19.00
Vikie Lynn’s	1,400	04/09	26,600	19.00
Strong Vision Center	1,750	11/08	33,250	19.00

Unique Nails & Day Spa	2,100	11/13	42,000	20.00
TGF Haircutters	1,400	10/08	29,400	21.00
Gateway Global	2,800	12/13	50,400	18.00
Willow Creek Enterprises/UPS	1,364	11/08	25,916	19.00
Bella DeCor	1,436	06/09	28,716	20.00
Paper Daisy	1,200	08/09	24,000	20.00
The Great Frame Up	1,800	08/09	36,000	20.00
Universal Land Title of Texas	1,200	10/09	25,488	21.24
Nationwide Insurance	1,050	11/08	21,000	20.00
Gary Pillers, DDS	2,450	12/13	49,000	20.00
Washington Mutual Bank	4,072	08/23	85,000	20.87

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Cypress Town Center, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Cypress Town Center, containing 55,000 of gross leasable square feet.  The center is located at 12220 Jones Road in Houston, Texas.

None of the tenants lease more than 10% of the gross leasable area of the property.

Cypress Town Center was built in 2003.  As of October 1, 2005, this property was 71% occupied, with a total of 39,120 square feet leased to 20 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Washington Mutual Bank	4,000	01/13	107,200	26.80
Quizno’s Classic Subs	1,400	03/13	25,200	18.00
Wireless Choice/T-Mobile	1,050	01/10	19,425	18.50
Mail Boxes +	1,050	04/08	21,263	20.25
China Inn Cafe	2,800	05/08	51,800	18.50
Curves for Women	1,470	12/08	27,195	18.50
Love Cleaners	2,450	10/12	22,050	9.00
Sharp Vision	1,400	02/10	25,200	18.00
Kim Cue Vo, DDS	1,610	03/13	28,980	18.00
Andrew’s Jewelry	1,540	08/08	26,950	17.50
Onion Blossom	1,400	06/09	22,400	16.00
Serene Care Nails	1,750	04/08	32,375	18.50
TGF Haircutters	1,400	03/08	26,600	19.00
Sterling Bank	2,100	04/14	51,800	24.67
Star Tex Title Company	3,200	04/09	59,200	18.50
Countrywide Home Loans	2,100	09/09	37,800	18.00
Beard Insurance	1,050	04/10	19,950	19.00
Cash America Pawn	1,050	05/10	19,050	19.00
Papa Johns Pizza	1,400	04/10	25,200	18.00

Blockbuster Video	4,900	12/09	98,000	20.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Eldridge Lakes Town Center, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Eldridge Lakes Town Center, containing 54,980 of gross leasable square feet.  The center is located at 6340 North Eldridge Parkway in Houston, Texas.

Three tenants, Walgreen’s, Dollar Hut and Pizza Factory, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Walgreen’s	14,820	27	20.85	10/04	09/79

Dollar Hut	6,000	11	16.00	12/03	11/13

Pizza Factory	5,710	10	18.42	[TBA]	[TBA]

Eldridge Lakes Town Center was built in 2004.  As of October 1, 2005, this property was 98% occupied, with a of total 53,630 square feet leased to 18 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Dollar Hut	6,000	11/13	96,000	16.00
Image Nail	1,470	01/14	27,342	18.60
TGF Haircutters	1,330	01/09	27,957	20.75
Vogue Cleaners & Alterations	1,750	12/13	33,250	19.00
One Stop Cellular & Satellite	1,300	04/09	25,025	19.25
Marble Slab	1,300	09/09	24,050	18.50
Cosmic Copies & Mail	1,400	12/08	27,125	19.00
Chinois Orient Bistro	3,000	02/14	54,000	18.00
Spectrum Eye Care	1,400	01/09	26,950	19.25
Subway Real Estate Corporation	1,400	01/09	26,880	19.20
The Great Frame Up	1,600	08/09	28,800	18.00
Pizza Factory	5,710	06/10	105,178	18.42
True Care Dental	1,750	07/14	30,450	17.40
Burning Desires Candle	2,000	06/09	37,200	18.60
H & R Block	1,300	04/10	24,696	19.00
The Midas Real Estate Group	1,400	06/09	25,480	18.20
Walgreen’s	14,820	09/79	309,000	20.85

Bank of America	4,700	11/18	195,000	41.49

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Eldridge Town Center, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Eldridge Town Center, containing 71,778 of gross leasable square feet (which excludes ground lease space).  The center is located at 12442 FM 1960 West in Houston, Texas.

One tenant, Petco, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Petco	13,440	19	13.56	06/02	01/13

Eldridge Town Center was built in 2000.  As of October 1, 2005, this property was 100% occupied, with a total of 71,778 square feet (which excludes ground lease space) leased to 28 tenants (which includes two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

CY Fair Wine & Spirits	1,875	11/10	39,375	21.00
GNC	1,500	10/10	32,250	21.50
Fantastic Sams	1,500	11/05	29,625	19.75
Gamestop	1,612	10/06	29,983	18.60
Houston Nailworks	1,500	01/14	30,000	20.00
Jonathan T. Wong, O.D.	1,839	02/06	36,780	20.00
Quizno’s Classic Subs	1,536	11/07	31,642	20.60
Thai Spice Buffet	5,006	07/11	92,611	18.50
Bell Cleaners	1,400	12/10	29,400	20.00
Ann N. Le, DDS	1,400	11/10	26,950	19.25
Postal N’ Shipping	1,400	11/10	26,040	18.60
Hoang Medical Associates	1,604	02/09	29,193	18.20
Elan Day Spa	2,828	11/08	52,601	18.60
Jack in the Box (Ground Lease)	N/A	05/20	109,997	N/A
Washington Mutual Bank (Ground Lease)	N/A	12/20	50,000	N/A
Petco	13,440	01/13	182,250	13.56
Hooker Asset Mgmt/Hallmark Gold	4,200	02/08	67,200	16.00
TCBY/Mrs. Fields Cookies	1,400	08/07	25,200	18.00

Voicestream Houston	1,750	10/07	33,250	19.00
State Farm Insurance	1,190	08/07	21,421	18.00
Houston Custom Framing	1,400	11/07	25,200	18.00
Image Tan	1,610	11/07	30,590	19.00
Premier Jewelers	1,224	01/10	23,011	18.80
Dr. Janice M. Kelley	1,220	07/08	22,692	18.60
French Quarter Restaurant	4,964	05/08	84,388	17.00
Hollywood Entertainment	6,300	10/12	119,511	18.97
Panera Bread	4,200	07/12	111,216	26.48
Bank One	3,880	03/22	75,000	19.33

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Friendswood Crossing, Friendswood, Texas

MB REIT anticipates purchasing an existing retail center known as Friendswood Crossing, containing 67,328 of gross leasable square feet (which excludes ground lease space).  The center is located at 140 West Parkway in Friendswood, Texas.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,684	53	11.50	10/00	09/15

Friendswood Crossing was built in 2000.  As of October 1, 2005, this property was 83% occupied, with a total of 55,806 square feet (which excludes ground lease space) leased to 13 tenants (which includes one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Hair Essence	1,519	02/09	22,785	15.00
Pizza Hut	1,519	03/07	21,266	14.00
Shirley’s Donuts & Kolaches	1,209	06/07	16,500	13.65
The 7th No Hitter	1,081	05/05	12,972	12.00
One Stop Cellular	1,426	10/07	22,816	16.00
Family Healthcare Centers	2,867	12/06	43,005	13.46
24 Hour Fitness	35,684	09/15	410,366	11.50
Starlite Smoothie	1,157	08/06	17,934	15.50
Mystic Nails	943	12/05	13,240	14.04
Malibu Tan	2,100	03/06	30,450	14.50
Emerald Spring Wellness Clinic	2,701	12/08	41,865	15.50

El Rancho Mexican Restaurant	3,600	06/09	54,000	15.00
McDonald’s (Ground Lease)	N/A	08/21	54,996	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Highland Plaza, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Highland Plaza, containing 72,280 of gross leasable square feet (which excludes ground lease space).  The center is located at 1520-1560 South Mason Road in Houston, Texas.

One tenant, 24-Hour Fitness, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	35,357	49	17.00	04/04	04/19

Highland Plaza was built in 2001.  As of October 1, 2005, this property was 100% occupied, with a total of 72,280 square feet (which excludes ground lease space) leased to 22 tenants (which includes one ground lease space).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Pei Wei Asian Diner	3,120	06/14	87,360	28.00
Nutrition Depot	1,313	07/08	24,938	18.99
Silk-N-More Flowers	1,313	06/08	23,625	17.99
24-Hour Fitness	35,357	04/19	601,069	17.00
Murphy’s Deli	1,500	04/08	30,870	20.58
Baskin Robbins	1,500	04/13	34,500	23.00
Kid Fit	5,998	03/13	81,333	13.56
Pizza Inn	900	01/09	17,550	19.50
Superior Insurance Services	829	01/09	16,286	19.64
Zebo’s Coffee Shop	1,430	09/09	40,040	28.00
Cinco Dry Cleaners	3,000	09/06	48,720	16.24
Jacobs, James M., DPM	1,000	08/09	16,320	16.32
Kevin Hai Vu, DDS	1,400	08/09	22,800	16.29
LaFinca	3,320	02/06	54,024	16.27
LaFinca	1,000	02/06	16,200	16.20
Tilfanie Nails	900	10/08	17,400	19.33
Fantastic Cuts	1,200	11/09	21,720	18.10
Allstate Insurance	900	07/09	16,770	18.63
Vision Source	1,800	07/06	29,820	16.57

Micali Corp	1,050	10/09	20,475	19.50
Wireless Communications	1,050	03/10	20,475	19.50
Malibu Tan	2,400	12/09	43,200	18.00
Papa Johns Pizza (Ground Lease)	N/A	12/09	22,800	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Hunting Bayou, Jacinto City, Texas

MB REIT anticipates purchasing an existing retail center known as Hunting Bayou, containing 133,165 of gross leasable square feet.  The center is located at 11410-11430 I-10 East in Jacinto City, Texas.

Two tenants, 24-Hour Fitness and MTI College of Business, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

24 Hour Fitness	43,460	33	7.88	01/99	01/14

MTI College of Business	33,650	25	7.50	05/04	05/09

Hunting Bayou was built in 2000.  As of October 1, 2005, this property was 84% occupied, with a total of 112,130 square feet leased to 18 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
BK Dental Management	1,735	01/15	28,870	16.64
Auto Insurance Discounters	800	03/10	12,000	15.00
Jackson Hewitt Tax Service	1,050	04/09	18,900	18.00
Freeway Finance	1,965	11/07	32,918	16.75
Murphy’s Deli	1,500	05/09	32,100	21.40
Cici’s Pizza	4,500	03/15	67,500	15.00
Max Care Pharmacy	1,750	07/10	29,120	16.64
MTI College of Business	33,650	05/09	252,375	7.50
24 Hour Fitness	43,460	01/14	342,465	7.88
MG Coffee Shop	1,025	04/10	18,686	18.23
Nutrition Depot Super Store	1,025	12/09	15,990	15.60
Tesoro Nails	1,050	08/10	17,010	16.20
Gambro Healthcare	5,660	10/08	64,524	11.40
City of Houston-WIC Program	3,090	10/06	37,080	12.00
Brett L. Garner et. al	5,040	10/06	63,756	12.65

North Texas Open Air MRI	1,200	10/05	19,680	16.40
Accident & Injury Pain Centers	2,230	10/05	36,366	16.31
CCHUN Corporation	1,400	10/05	22,920	16.37

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Joe’s Crab Shack, Jacinto City, Texas

MB REIT anticipates purchasing an existing ground lease property with a single-user building on it known as Joe’s Crab Shack.  The ground lease is located at 11610 I-10 East in Jacinto City, Texas.

The building was built in 2000.  One tenant, Joe’s Crab Shack, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To
Joe’s Crab Shack (Ground Lease)	N/A	100	79,500	07/98	07/18

NTB Eldridge, Houston, Texas

MB REIT anticipates purchasing a ground lease property with a single-user building on it known as NTB Eldridge.  The ground lease is located at 12150 FM 1960 West in Houston, Texas.

The building was built in 2003.  One tenant, NTB Eldridge, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on the ground lease on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

NTB Eldridge (Ground Lease)	N/A	100	61,760	08/03	08/18

Saratoga Town Center, Corpus Christi, Texas

MB REIT anticipates purchasing an existing retail center known as Saratoga Town Center, containing 58,182 of gross leasable square feet (which excludes ground lease space).  The center is located at 5638 S. Staples Street, 6418 Saratoga Boulevard in Corpus Christi, Texas.

Two tenants, Utopia World Cuisine and Petco, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Utopia World Cuisine	5,918	10	18.34	03/05	02/10

Petco	13,500	23	14.00	07/04	01/15

Saratoga Town Center was built in 2004.  As of October 1, 2005, this property was 89% occupied, with a total of 51,882 square feet (which excludes ground lease space) leased to 19 tenants (which includes one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Utopia World Cuisine	5,918	02/10	108,536	18.34
Laser Treatment and Medical Spa	1,800	08/10	34,500	19.20
Complete Family Eye Care	1,750	09/09	33,600	19.20
Sprint PCS	2,450	08/09	50,225	20.50
My Scrubs	1,400	02/10	26,880	19.20
Philip Randolph Jewelry	1,400	08/10	26,880	19.20
Ooh La La Boutique	1,400	12/09	26,880	19.20
Elite Nails	1,400	09/09	25,200	18.00
Deluxe Cleaners	2,450	09/14	44,100	18.00
Noodle House	4,138	09/09	69,311	16.75
EB Games	1,400	09/09	27,650	19.75
My Favorite Muffin	1,600	07/09	30,400	19.00
Quiznos Classic Subs	1,400	06/14	26,250	18.98
Cost Cutters	1,400	09/09	27,440	19.60
Oasis	4,488	09/14	80,784	18.00
Keva Juice	1,188	05/09	22,810	19.20
Petco	13,500	01/15	189,000	14.00
King of Sleep	2,800	11/09	47,040	16.80
Wendy’s (Ground Lease)	N/A	01/24	95,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Sherman Town Center, Sherman, Texas

MB REIT anticipates purchasing an existing retail center known as Sherman Town Center, containing 378,659 of gross leasable square feet (which excludes ground lease space).  The center is located at Highway 75 North in Sherman, Texas.

Three tenants, Belk, Hobby Lobby and Cinemark USA, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Belk	73,777	21	3.25	03/04	03/24

Hobby Lobby	65,000	18	7.25	04/04	04/19

Cinemark USA	38,597	11	14.50	12/03	12/23

Sherman Town Center was built between 2003 and 2004.  As of October 1, 2005, this property was 100% occupied, with a total of 378,659 square feet (which excludes ground lease space) leased to 33 tenants (which includes one ground lease tenant).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Belk	73,777	03/24	239,775	3.25
Petco	15,030	05/14	211,923	14.10
Eyemart Express	4,000	04/09	73,000	18.25
Motherhood Maternity	2,000	09/14	42,000	21.00
Payless ShoeSource	2,934	03/09	52,812	18.00
Buffalo Wild Wings Grill & Bar	5,500	03/15	101,750	18.50
Cold Stone Creamery	1,400	08/09	28,700	20.50
Sport Clips	1,400	11/09	28,000	20.00
Batteries Plus	2,080	03/10	36,400	17.50
Sprint PCS	3,000	09/09	60,000	20.00
Lifeway Christian Bookstore	5,950	01/10	110,075	18.50
Nail Works	1,400	09/09	30,100	21.50
Gamestop	1,400	09/09	28,000	20.00
Mattress Giant	4,500	08/14	92,250	20.50
Gift, Décor and More	2,135	05/10	38,430	18.00
Old Navy	14,800	01/10	199,800	13.50
Claire’s Boutique	1,600	11/14	32,000	20.00
Famous Footwear	8,400	08/14	123,900	14.75
The Dress Barn	7,700	06/09	107,800	14.00
Ross Stores	30,187	01/15	286,776	9.50
Pier 1 Imports	9,460	04/14	144,265	15.25
Bed, Bath & Beyond	19,000	01/15	148,500	7.82
Rue 21	4,000	12/09	66,000	16.50
Lane Bryant	4,080	09/09	65,280	16.00
Hobby Lobby	65,000	04/19	471,250	7.25
Dollar Tree	11,900	01/15	107,100	9.00
Books-A-Million	12,800	01/15	152,960	11.95
Cinemark USA	38,597	12/23	559,656	14.50
Wendy’s (Ground Lease)	N/A	12/13	65,000	N/A
Panera Bread	5,200	11/14	139,100	26.75
Chuck E. Cheese	7,108	11/13	57,600	8.10
Logan’s Roadhouse	8,060	03/19	77,500	9.62
Chick-Fil-A	4,261	09/19	62,500	14.67

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Spring Town Center, Spring, Texas

MB REIT anticipates purchasing an existing retail center known as Spring Town Center, containing 40,571 of gross leasable square feet (which excludes ground lease space).  The center is located at 21212 Kyukendahl Road in Spring, Texas.

Two tenants, Walgreen’s and Bank of America, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreen’s	14,560	40	[TBA]	01/04	12/78

Bank of America	4,700	12	[TBA]	12/03	12/18

Spring Town Center was built in 2004.  As of October 1, 2005, this property was 92% occupied, with a total of 37,387 square feet leased (which excludes ground lease space) to 14 tenants (which includes three ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Paul’s Pizza	3,320	08/14	59,760	18.00
Saifee Family Dentistry	1,500	08/14	27,900	21.00
Gamestop	1,500	08/09	30,000	20.00
Great Clips	1,125	07/09	22,740	20.21
Nail Salon	1,500	08/11	28,500	19.00
Sally’s Beauty Supply	1,500	09/09	29,040	19.36
Philly Connection	1,535	08/09	32,475	21.16
Payless ShoeSource	3,010	07/09	56,317	18.71
$1.19 Dry Clean Planet	3,137	08/14	69,014	22.00
Hibernia Bank (Ground Lease)	N/A	07/24	70,000	N/A
Chili’s (Ground Lease)	N/A	12/14	83,000	N/A
Bank of America	4,700	12/18	175,000	37.23
Walgreen’s	14,560	12/78	340,000	23.35
Wendy's (Ground Lease)	N/A	12/14	68,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Stables at Town Center, Spring, Texas

MB REIT anticipates purchasing an existing retail center known as Stables at Town Center, containing 87,228 of gross leasable square feet (which excludes ground lease space).  The center is located at 8765 Spring Cypress in Corpus Christi, Texas.

One tenant, Walgreen, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Walgreen’s	14,490	17	19.25	04/02	04/62

Stables at Town Center was built between 2003 and 2004.  As of October 1, 2005, this property was 83% occupied, with a total of 72,346 square feet (which excludes ground lease space) leased to 26 tenants (which includes two ground lease tenants).  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Hawaiian Retreat Day Spa	3,044	08/08	48,704	16.00
EB Games	1,400	04/09	28,000	20.00
TGF Haircutters	1,400	06/06	28,000	20.00
Frame Craft	1,750	07/06	32,340	18.48
Cantera’s Mexican Grill & Bar	4,693	12/11	89,167	19.00
Postal Annex +	1,400	07/06	26,250	18.75
Chaps Cleaners	1,400	07/06	30,100	21.50
Urban Eyes	1,621	12/07	29,583	18.25
Subway Sandwich	1,400	08/06	25,900	18.50
Pizza Hut	1,540	07/06	27,720	18.00
Baskin Robbins	1,500	07/12	36,000	24.00
Starbucks	1,500	08/12	35,700	23.80
First Service Credit Union	2,450	08/10	51,450	21.00
Amy Koenig Dance Studio	1,750	08/10	30,917	17.67
T Jin’s China Café	2,698	09/15	51,262	19.00
Walgreen’s	14,490	04/62	279,000	19.25
Bank of America	5,200	01/17	146,000	28.08
Coldwell Banker	6,500	06/09	113,750	17.50
Star Tex Title Company	5,000	08/07	92,500	18.50
Spring Cypress Family Practice	1,980	05/08	37,620	19.00
Juli Whitman Insurance Agency	1,402	02/10	25,236	18.00
SmileCrafters	1,871	10/12	32,742	17.50
Liberty Mutual Insurance	3,908	10/08	70,344	18.00
Ronald J. Toole, D.D.S., M.S.	2,449	09/13	42,858	17.50
Washington Mutual Bank (Ground Lease)	N/A	06/21	66,000	N/A
Wendy’s (Ground Lease)	N/A	12/11	45,000	N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Tomball Town Center, Tomball, Texas

MB REIT anticipates purchasing an existing retail center known as Tomball Town Center, containing 55,216 of gross leasable square feet.  The center is located at 14090, 14080, 14030 FM 2920 in Tomball, Texas.

One tenant, Hollywood Video, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Hollywood Video	6,100	11	21.15	03/05	03/15

Tomball Town Center was built in 2004.  As of October 1, 2005, this property was 67% occupied, with a total of 37,124 square feet leased to 15 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Paul’s Pizza Shop	3,262	04/15	61,978	19.00
Image Nail & Facial	1,500	03/15	33,000	22.00
Sport Clips	1,500	01/10	31,500	21.00
Berkeley Eye Center	3,613	05/10	76,487	21.17
TGF Haircutters	1,400	03/10	33,600	24.00
Texas Taco Cabana	2,800	03/15	64,400	23.00
Washington Mutual Bank	3,500	02/10	98,000	28.00
Stewart Title Company	4,349	04/10	86,976	20.00
Sprint PCS	2,100	12/09	48,300	23.00
The Great Frame Up	1,400	02/10	33,600	24.00
Cold Stone Creamery	1,400	12/09	30,800	22.00
Hollywood Video	6,100	03/15	131,150	21.50
The UPS Store	1,400	01/10	30,100	21.50
The Silver Strawberry	1,400	01/10	30,800	22.00
Elegant Domain	1,400	04/10	32,200	23.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Walgreen’s, Springfield, Missouri

MB REIT anticipates purchasing an existing single-user building known as Walgreen’s, containing 14,560 of gross leasable square feet.  The building is located at National at Cherokee in Springfield, Missouri.

The building was built in 2003.  One tenant, Walgreen’s, will lease 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

	Approximate
	GLA Leased	% of Total	Current Annual	Lease	Term
Lessee	(Sq. Ft.)	GLA	Rent ($)	Beginning	To

Walgreen’s	14,560	100	315,331	02/05	01/73

West End Square, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as West End Square, containing 36,637 of gross leasable square feet.  The center is located at 2201 Highway Six South in Houston, Texas.

One tenant, Weddings by Debbie, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Weddings by Debbie	14,076	38	10.20	10/04	09/09

West End Square was built in 1980.  As of October 1, 2005, this property was 87% occupied, with a total of 31,882 square feet leased to 11 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Blue Haven Pool	2,420	04/06	26,136	10.80
Jose Mata & Ramon Garcia	904	12/09	9,763	10.80
Blanca Laines	1,206	07/09	10,854	9.00
Hunan Pagoda Restaurant	3,500	11/10	36,540	10.44
Memorial Microwave Center	998	06/10	9,001	9.02
Latty Lasode	1,000	12/07	11,600	11.60
Samurai Martial Sports	1,995	07/06	19,192	9.62
West Oaks Chiropractic Clinic	1,330	Month-to-Month	12,768	9.60
Weddings by Debbie	14,076	09/09	143,575	10.20
Just Brakes	3,453	Month-to-Month	41,436	12.00
Roland Cardner	1,000	08/07	12,000	12.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Willis Town Center, Willis, Texas

MB REIT anticipates purchasing an existing retail center known as Willis Town Center, containing 17,540 of gross leasable square feet.  The center is located at 904 West Montgomery in Willis, Texas.

Four tenants, M.G.A., Time Cleaners, Gayle J. Fletcher, DDS, and Texas Hair Express, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

M.G.A.	3,220	18	15.00	11/02	10/09

Time Cleaners	2,000	11	15.00	12/01	12/11

Gayle J. Fletcher, DDS	2,000	11	15.50	05/02	05/12

Texas Hair Express	1,920	11	15.00	11/01	11/06

Willis Town Center was built in 2001.  As of October 1, 2005, this property was 73% occupied, with a total of 12,740 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
M.G.A.	3,220	10/09	48,300	15.00
Time Cleaners	2,000	12/11	30,000	15.00
Willis Nail	1,000	10/06	17,567	17.57
The UPS Store	1,400	11/06	23,800	17.00
Texas Hair Express	1,920	11/06	28,800	15.00
Mr. Gatti’s Pizza	1,200	11/06	18,755	15.50
Gayle J. Fletcher, DDS	2,000	05/12	31,000	15.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Winchester Town Center, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Winchester Town Center, containing 18,000 of gross leasable square feet.  The center is located at West Road and Jones Road in Houston, Texas.

One tenant, Washington Mutual Bank, leases more than 10% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Washington Mutual Bank	3,500	19	22.00	03/05	02/10

Winchester Town Center was built in 2004.  As of October 1, 2005, this property was 69% occupied, with a total of 12,500 square feet leased to seven tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Washington Mutual Bank	3,500	02/10	77,000	22.00
Allstate Financial Services	900	04/10	16,650	18.50
Quizno’s Classic Subs	1,500	[TBA]	29,490	19.66
Hair by 3	1,200	02/10	22,200	18.50
Bella Nail	1,800	06/10	35,100	19.50
Income Tax & Postal Center Plus	1,200	03/10	23,640	19.70
Michelle Quintero	2,400	09/10	39,600	16.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Windemere Village, Houston, Texas  [Waiting for Rent Roll]

MB REIT anticipates purchasing an existing retail center known as Windemere Village, containing 25,200 of gross leasable square feet.  The center is located at Eldridge Parkway and FM 1960 in Houston, Texas.

Two tenants, Pei Wei Asian Diner and Buffalo SW Cafe, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Pei Wei Asian Diner	3,200	13	26.56	11/04	11/14

Buffalo SW Café	4,880	19	26.75	03/05	02/14

Windemere Village was built in 2004.  As of October 1, 2005, this property was 77% occupied, with a total of 19,440 square feet leased to ten tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Pei Wei Asian Diner	3,200	11/14	84,992	26.56
Unique Italian Charm & Bead	1,200	11/09	25,200	21.00
Carvel Ice Cream	1,600	12/14	36,000	22.50
Edible Arrangements	1,200	02/10	26,160	21.80
Buffalo SW Café	4,880	02/14	130,540	26.75
Aromas Coffee	1,600	07/10	30,400	19.00
Mobile Destinations/Cingular Wireless	1,520	06/10	34,200	22.50
Medical Spas of Houston	1,400	05/10	29,400	21.00

Dahn Yoga	1,400	05/10	30,030	21.45
H & R Block	1,440	04/11	33,120	23.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Woodforest Square Shopping Center, Houston, Texas

MB REIT anticipates purchasing an existing retail center known as Woodforest Square Shopping Center, containing 39,966 of gross leasable square feet.  The center is located at 180 Uvalde B in Houston, Texas.

Three tenants, Mr. Gatti’s Pizza, T.C. Clean Scene and Gary Greene Realtors, each lease more than 10% of the total gross leasable area of the property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Mr. Gatti’s Pizza	6,300	16	12.00	06/97	01/08

T.C. Clean Scene	4,200	11	6.72	08/92	12/05

Gary Greene Realtors	4,000	10	13.80	06/99	05/06

Woodforest Square Shopping Center was built in 1980.  As of October 1, 2005, this property was 77% occupied, with a total of 30,866 square feet leased to 13 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Mr. Gatti’s Pizza	6,300	01/08	75,600	12.00
Fashion Plus	1,750	11/10	16,800	9.60
Nysom Apparel	1,050	12/07	12,600	12.00
Nysom Apparel	1,491	12/07	8,946	6.00
Rosemary Huong Lam	1,190	05/08	10,710	9.00
Viann Nail Salon	1,085	07/10	9,765	9.00
Center for Behavioral Health	2,150	10/06	19,221	8.94
Victor Boudreaux	1,000	02/07	9,400	9.40
Sho Nuff Good	3,150	03/10	15,593	4.95
T.C. Clean Scene	4,200	12/05	28,224	6.72
Casa Mairis	1,050	12/08	9,576	9.12
Uvalde Insurance	1,050	09/10	5,796	5.52
Greater Houston	4,000	05/06	55,200	13.80
Aline Tran, D.D.S.	1,400	01/11	12,600	9.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Other Properties

In addition to the Initial Portfolio listed above, MB REIT acquired Paradise Shops of Largo on October 17, 2005 for approximately $12.8 million. The acquisition of this property was approved by our board of directors, including a majority of our independent directions. MB REIT funded the purchase of this property from its equity capital. MB REIT anticipates funding the purchase of the remaining properties listed below primarily with the equity capital. MB REIT may later borrow monies using any of the properties listed below as collateral.

MB REIT does not expect to make significant repairs or improvements to these properties over the next few years. However, if any repairs or improvements are required, tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Paradise Shops of Largo, Largo, Florida

MB REIT purchased a newly constructed shopping center known as Paradise Shops of Largo, containing 54,640 of gross leasable square feet.  The center is located at Ulmerton Road & Seminole Boulevard, in Largo, Florida.

One tenant, Publix, leases more than 10% of the total gross leasable area of this property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Publix	44,840	82	13.80	07/05	07/25

Paradise Shops of Largo was newly constructed during 2005.  As of October 1, 2005, this property was 97% occupied, with a total of 53,240 square feet leased to five tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Publix	44,840	07/25	618,806	13.80
Bank Atlantic	4,200	07/10	70,000	16.67
Hairmaster’s	1,400	08/10	35,000	25.00
Julie’s Nails and Tanning	1,400	08/10	32,200	23.00
AJ & JP Liquors	1,400	07/10	35,000	25.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Lake View Technology Center I, Suffolk, Virginia

MB REIT anticipates purchasing a freestanding office building leased to the General Services Administration (GSA) for the U.S. Joint Force Command, containing 110,007 of gross leasable square feet.  The building is located at 115 Lakeview Parkway in Suffolk, Virginia.

One tenant, GSA, leases 100% of the total gross leasable area of the property.  The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
GSA - U.S. Joint Force Command	68,330	62	18.27	05/04	05/14

GSA - U.S. Joint Force Command	41,667	38	23.00	10/04	10/14

McKesson Distribution Center, Conroe, Texas

MB REIT anticipates purchasing a freestanding distribution facility leased to McKesson Corporation, containing 161,600 of gross leasable square feet.  The building is located at 3301 Pollok Drive, Conroe,Texas.

The building was newly constructed during 2005. One tenant, Mc Kesson Corporation, will lease 100% of the total gross leasable area of the property. As of October 1, 2005, this building was occupied by the tenant. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Current
	Approximate		Annual	Estimated
	GLA Leased	% of Total	Rent	Lease	Term
Lessee	(Sq. Ft.)	GLA	($)	Beginning	To

McKesson Corporation	161,600	100	652,953	10/05	06/16

Lakewood Shopping Center, Margate, Florida

MB REIT anticipates purchasing 158,119 gross leasable square feet of an existing shopping center known as Lakewood Shopping Center.  The center is located at State Road #7 and West Atlantic Boulevard in Margate, Florida.

MB REIT intends to purchase this property in part by assuming a mortgage loan in the amount of $11,950,000.  The loan requires interest only payments at an annual fixed interest rate of 6.01% for the first five years and then converts to a monthly principal and interest payment thereafter.

Two tenants, Marshalls and Bank of America, each lease more than 10% of the total gross leasable area of this property.  The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

	Approximate	% of Total	Base Rent Per Square Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Marshalls	29,923	19	8.25	08/02	08/12

Bank of America	20,075	13	6.67	11/72	12/07

Lakewood Shopping Center was built in 1987, (which included an outlot developed in 1972), and was redeveloped from 2002 through 2004.  As of October 1, 2005, this property was 97% occupied, with a total 153,399 square feet leased to 29 tenants.  The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)
Bank of America	20,075	12/07	133,896	6.67
Rent Way	3,728	08/09	52,248	14.02
Radio Shack	3,000	08/10	37,500	12.50
Marshalls	29,923	08/12	246,865	8.25
Payless Shoes	2,880	05/08	51,840	18.00
Walgreen’s	14,490	09/17	282,000	19.46
EB Games	1,200	08/08	22,800	19.00
Burger King	3,433	06/08	75,900	22.11
Harbor Freight Tools	13,000	12/08	108,030	8.31
T-Mobile	1,600	02/10	32,000	20.00
Quizno’s Classic Subs	1,200	08/14	25,464	21.22
Bone Fish Creek	5,635	03/07	85,085	15.10
New China	7,200	06/09	93,600	13.00
Small Feet	5,810	11/06	67,570	11.63
Villate’s Hair Design	1,190	02/12	17,850	15.00
The Check Cashing Store	1,400	11/08	25,836	18.45
Custom Mortgages	2,100	06/10	29,400	14.00
CiCi’s Pizza	4,480	12/14	62,720	14.00
Brazilian Market	8,100	08/13	100,375	12.39
Don Pan Bakery	2,400	11/09	40,800	17.00
Wing Stop	1,600	08/09	22,400	14.00
Clifford J. Fruithandler	2,000	03/09	28,822	14.41
Dots	4,155	05/08	62,325	15.00
King Dollar	4,000	08/08	68,982	17.25
Park Mail	1,600	02/10	28,800	18.00
Coconut Wind and Spirits	1,600	05/08	30,455	19.03
Aquatic Gardens	3,200	07/09	57,600	18.00
DT Nails	1,200	08/08	21,636	18.03
Bee Drycleaners	1,200	10/10	21,600	18.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant’s liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Plan of Distribution

The following information is inserted at the end of the “Plan of Distribution” section on page 165 of our prospectus.

Update

The following table provides information regarding shares sold in our offering as of October 13, 2005.

		Gross	Commission and fees	Net
	Shares	proceeds ($)	($) (1)	proceeds ($)

From our Business Manager:	20,000	200,000	-	200,000

Shares sold in the offering:	185,673	1,857,630	195,051	1,662,579

	205,763	2,057,630	195,051	1,862,579

Relationships and Related Transactions

On October 12, 2005, we agreed to purchase 1,000 shares of common stock in The Inland Real Estate Group of Companies, Inc., or "TIREGC" for $1,000 which is a marketing entity whose primary function is to promote the business interests of its individual shareholder members, which include other entities previously sponsored by IREIC. TIREGC coordinates, among other things, marketing to prospective tenants as well as identifying and monitoring legislation that may impact on its shareholders.